UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2004

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive, San Diego, California 92121

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the company’s restructuring plan, including the planned reduction of ongoing operating expenses, the anticipated amounts of restructuring costs, the impact of the reduction in force on the company’s headcount, the timetable for completion of the restructuring plan, and the planned closure of facilities. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the company’s ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on product development efforts, the company’s ability to project accurately cost savings and changes from the plan and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in the “Risk Factors” set forth in the company’s Annual Report on Form 10-K for the year ended March 31, 2004, and the company’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties.

On November 15, 2004, Applied Micro Circuits Corporation, “AMCC,” committed to a restructuring plan to reduce ongoing operating expenses, consolidate facilities, and reduce its workforce. The plan includes closing its research and development facility in Israel and eliminating a total of approximately 150 employees from sites throughout the company. The plan also includes disposing of certain capital equipment and eliminating unneeded engineering software tools. The activities contemplated by this plan are consistent with AMCC’s long-term strategy. AMCC expects the restructuring activities to be completed by the end of the current fiscal year and payments under the plan to continue through November 2005.

In connection with this restructuring plan, AMCC estimates that it will record a total of $8 million to $10 million of restructuring costs. The following table illustrates the anticipated costs by major categories (in millions):

Description	Estimated Range
Cash charges:
Employee severance	$3.8	-	To	-	$4.3
Facilities leases	.4	-	To	-	.5

Total cash charges	4.2	-	To	-	4.8

Non-cash charges:
Fixed asset disposals	2.0	-	To	-	3.0
Engineering software tools	1.8	-	To	-	2.2

Total Non-cash charges	3.8	-	To	-	5.2

Total charges	$8.0	-	To	-	$10.0

As a result of this restructuring plan, the Company estimates that it will reduce ongoing operating expenses by $6 million to $8 million per quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: November17, 2004	By:	/s/ Stephen M. Smith
Stephen M. Smith
Senior Vice President, Finance and Administration, and Chief Financial Officer